UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California  94612-1888
(Address of principal executive offices)   (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On November 14, 2012, The Clorox Company (the “Company”) held its annual meeting of stockholders in Pleasanton, California. The matters voted on and the results of the vote were as follows:

1.	The Company’s stockholders re-elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Daniel Boggan, Jr.	85,253,336	750,213	413,292	26,213,025
Dr. Richard H. Carmona	83,859,628	2,156,176	401,036	26,213,025
Tully M. Friedman	83,897,752	2,127,498	391,591	26,213,025
George J. Harad	84,261,758	1,759,865	394,813	26,213,025
Donald R. Knauss	83,737,863	2,274,999	403,574	26,213,025
Robert W. Matschullat	83,933,382	2,092,313	390,741	26,213,025
Edward A. Mueller	85,340,080	689,067	387,694	26,213,025
Pamela Thomas-Graham	85,698,865	335,403	382,573	26,213,025
Carolyn M. Ticknor	85,468,882	566,460	381,499	26,213,025

2.	The Company’s stockholders voted for (on an advisory basis) the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
81,770,799	3,478,574	1,167,468	26,213,025

3.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

Number of Votes
For	Against	Abstain	Broker Non-Votes
111,377,719	738,358	513,789	0

4.	The Company’s stockholders voted for the approval of the amended and restated 2005 stock incentive plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
72,070,278	13,729,869	616,694	26,213,025

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: November 16, 2012	By:	/s/ Laura Stein
Senior Vice President –
General Counsel